SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): September 1, 2004


Commission File Number: 0-7914


                        BASIC EARTH SCIENCE SYSTEMS, INC.
                        ---------------------------------
             (Exact name of registrant as specified in its charter)

Delaware                                                              84-0592823
--------------------------------                          ----------------------
(State or other jurisdiction                                    (I.R.S. Employer
of incorporation or organization)                         Identification Number)

1801 Broadway, Suite 620
Denver, Colorado                                                      80202-3835
----------------------------------------                           -------------
(Address of principal executive offices)                              (Zip Code)

                                 (303) 296-3076
                                 --------------
                   (Registrant telephone including area code)

Item 8.01. Other Events and Regulation FD Disclosure

On September 1, 2004 Basic Earth Science Systems, Inc. (Basic, or the Company) reported that it had commenced drilling the Lynn #2 well, a direct offset to the Company's Lynn #1 well, a recent discovery in Williams County, North Dakota.

Additionally, with respect to the Lynn #1, the Company stated that the well produced nearly 5,000 barrels of oil from the Nisku formation in August 2004 and was currently flowing approximately 150 barrels per day. An application has been filed with the North Dakota Industrial Commission to commingle production from both the existing Nisku completion and the deeper Duperow formation. The Duperow was previously tested and it is believed that this formation is capable of production rates similar to the Nisku. Finally, plans are being made to install a natural gas line to facilitate selling excess natural gas from the Lynn #1. It is believed that gas sales rates could approach 4.2 million cubic feet per month.

Item 9.01. Exhibits

     (C) Exhibits.

         Exhibit No.           Description
         -----------           -----------

         99.1                  Press Release dated September 1, 2004


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                         BASIC EARTH SCIENCE SYSTEMS, INC.


Date:  September 1, 2004                 By: /s/ Ray Singleton
                                         ---------------------------
                                         Ray Singleton, President